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                                                                    EXHIBIT 23.2

August 26, 1996

RoTech Medical Corporation
Orlando, Florida

     We consent to the incorporation by reference in this Registration Statement of RoTech Medical Corporation on Form S-3 of our report dated October 19, 1995, except for Income Per Share of Note 1, as to which the date is April 17, 1996, appearing in the Current Report on Form 8-K dated August 19, 1996 of RoTech Medical Corporation and to the reference to us under the heading "Experts" in the Registration Statement.

                                         Yours truly,


                                         Deloitte & Touche LLP